Exhibit 24.1

POWER OF ATTORNEY

For Executing Forms S-8

Know all persons by these presents, that each of the undersigned hereby constitutes and appoints George Bernstein as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, in any and all capacities, to sign the Form S-8 related to the Executive Nonqualified Excess Plan; the Form S-8 related to Omnibus Incentive Equity Compensation Plan; the Form S-8 related to the 1995 Stock Incentive Plan, filed with the Securities Exchange Commission on May 22, 2001; the Form S-8 related to the 2000 Stock Option Plan for Consultants, the A. J. Clegg 1997 Stock Option Agreement, the John R. Frock 1997 Stock Option Agreement, and the Daryl A. Dixon 1999 Stock Option Agreement; and the Form S-8 related to the 1995 Stock Incentive Plan, filed with the Securities Exchange Commission on December 1, 1995 (collectively, the “Forms S-8”) and any amendment(s) or supplements to the Forms S-8, including any post-effective amendment(s), to file the same with the Commission and to perform all other acts necessary or desirable in connection with any matter relating to the Forms S-8 and any amendment(s) or post-effective amendment(s) thereto.

Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or any replacement attorney-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Forms S-8 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day of August 26, 2009.

/s/ David Beale	/s/ Richard J. Pinola
David Beale	Richard J. Pinola

/s/ Peter H. Havens	/s/ Michael J. Rosenthal
Peter H. Havens	Michael J. Rosenthal

/s/ Therese Kreig Crane	/s/ Ralph Smith
Therese Kreig Crane	Ralph Smith

/s/ Steven B. Fink	/s/ David L. Warnock
Steven B. Fink	David L. Warnock